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                                                                     EXHIBIT 5.1

                      [KILPATRICK STOCKTON LLP LETTERHEAD]

                                   Suite 2800
                                Peachtree Street
                          Atlanta, Georgia  30309-4530



                                  May 15, 1997


New Pameco Georgia Corporation
1000 Center Place
Norcross, Georgia  30093

            Re:   New Pameco Georgia Corporation
                  Registration Statement on Form S-1 (File No. 333-24043)
                  -------------------------------------------------------

Gentlemen:

          At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by New Pameco Georgia Corporation (the "Company"), a Georgia corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 3,578,644 shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), including 3,000,000 shares to be sold by the Company and 578,644 shares to be sold by selling shareholders named in the Registration Statement (the "Selling Shareholders"), to be sold to the underwriters as contemplated to be named in the Registration Statement (the "Underwriters") for resale by them to the public, together with an additional 536,797 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company.

          As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions expressed herein. Based upon the foregoing, it is our opinion that:

          1. The shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid and nonassessable.

          2. The shares of Common Stock to be sold by the Selling Shareholders as described in the Registration Statement are validly issued, fully paid and nonassessable.
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New Pameco Georgia Corporation
May 15, 1997
Page 2



   We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                    Yours truly,

                                    KILPATRICK STOCKTON LLP


                                    /s/ David A. Stockton
                                    --------------------------------------------
                                    David A. Stockton,
                                    a Partner